GLJ Petroleum Consultants

LETTER OF CONSENT

Dejour Energy Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Dejour Energy Inc., of the use and reference to our name and reports evaluating a portion of Dejour Energy Inc.'s petroleum and natural gas reserves as of December 31, 2010, appearing in the Annual Report on Form 20-F of Dejour Energy Inc. for the fiscal year ended December 31, 2010.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

"Originally Signed by"

John E. Keith, P.Eng.
Vice President

Dated: February 14, 2012
Calgary, Alberta
CANADA

4100, 400 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com